                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _____________
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

           MERRILL LYNCH &                     MERRILL LYNCH                  MERRILL LYNCH
              CO., INC.                      PREFERRED FUNDING              PREFERRED CAPITAL
      (Exact name of registrant                   V, L.P.                        TRUST V
    as specified in its charter)         (Exact name of registrant      (Exact name of registrant
              DELAWARE                 as specified in its certifi-   as specified in its certifi-
    (State or other jurisdiction         cate of limited partner-            cate of trust)
     of incorporation or organi-                   ship)                        DELAWARE
               zation)                           DELAWARE             (State or other jurisdiction
         13-2740599                    (State or other jurisdiction    of incorporation or orga-
         (I.R.S. employer identifi-     of incorporation or orga-              nization)
         cation number)                         nization)                     13-7140866
                                               13-3983474              (I.R.S. employer identifi-
                                        (I.R.S. employer identifi-           cation number)
                                              cation number)

                                 _____________

                             World Financial Center
                                  North Tower
                            New York, New York 10281
          (Address of principal executive offices, including zip code)

                                 _____________


If this form relates to the             If this form relates to the
registration of a class of              registration of a class of securities
securities pursuant to section 12       pursuant to Section 12 (g) of the
(b) of the Exchange Act and is          Exchange Act and is effective
effective pursuant to General           pursuant to General Instruction
Instruction A.(c), please check the     A.(d), please check the following box.
following box.[X]                       [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                 Name of Each Exchange on Which
         to be so Registered                 Each Class is to be Registered
         -------------------                 ------------------------------

Trust Originated Preferred Securities of     New York Stock Exchange, Inc.
Merrill Lynch Preferred Capital Trust V
(and the Guarantee with respect thereto)

Partnership Preferred Securities of Merrill New York Stock Exchange, Inc. Lynch Preferred Funding V, L.P.
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:
None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The class of securities to be registered hereby consist of (i) the
% Trust Originated Preferred SecuritiesSM (the "TOPrSSM" or "Trust Preferred Securities"), representing undivided beneficial ownership interests in the assets of Merrill Lynch Preferred Capital Trust V, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Trust Preferred Securities, and (ii)
the      % Partnership Preferred Securities (the "Partnership Preferred
Securities"), representing limited partner interests of Merrill Lynch Preferred Funding V, L.P., a Delaware limited partnership (the "Partnership"), together with the Partnership Preferred Securities Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, in favor of the holders of the Partnership Preferred Securities.

     For a description of the Trust Preferred Securities, reference is made to the information set forth under the headings "Description of the Trust Preferred Securities" and "Description of the Trust Guarantee" in the Registration Statement on Form S-3 (Registration No. 333-59997) filed with the Securities and Exchange Commission (the "Commission") on July 28, 1998 (the "Registration Statement"), which description is incorporated herein by reference. For a description of the Partnership Preferred Securities, reference is made to the information set forth under the headings "Description of the Partnership Preferred Securities" and "Description of the Partnership Guarantee" in the Registration Statement, which descriptions are incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Trust Preferred Securities and Partnership Preferred Securities will be filed pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS.

2.1 Form of Certificate of Trust dated January 8, 1998 of Merrill Lynch Preferred Capital Trust V (incorporated by reference to Exhibit 4(ssss) to the Registration Statement).

2.2 Form of Amended and Restated Declaration of Trust of Merrill Lynch Preferred Capital Trust V (incorporated by reference to Exhibit 4(tttt) to the Registration Statement).

2.3 Form of Certificate of Limited Partnership dated as of January 8, 1998 of Merrill Lynch Preferred Funding V, L.P. (incorporated by reference to Exhibit 4(uuuu) to the Registration Statement).

2.4 Form of Amended and Restated Limited Partnership Agreement of Merrill Lynch Preferred Funding V, L.P. (incorporated by reference to Exhibit 4(vvvv) to the Registration Statement).

2.5 Form of Trust Preferred Securities Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4(wwww) to the Registration Statement).

2.6 Form of Partnership Preferred Securities Guarantee Agreement by Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4(xxxx) to the Registration Statement).

2.7 Form of Subordinated Debenture Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4(yyyy) to the Registration Statement).

2.8 Form of Affiliate Debenture Guarantee Agreement between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, as guarantee trustee (incorporated by reference to Exhibit 4(zzzz) to the Registration Statement).

2.9       Form of Trust Preferred Security (included in Exhibit 2.2 above).

2.10 Form of Partnership Preferred Security (included in Exhibit 2.4 above).

2.11 Form of Subordinated Debenture (incorporated by reference to Exhibit 4(aaaaa) to the Registration Statement).

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  MERRILL LYNCH PREFERRED CAPITAL TRUST V

Dated: October 27, 1998



                                  By:    /s/  Theresa Lang
                                       ---------------------------------
                                       Name:  Theresa Lang
                                       Title: Regular Trustee



                                  MERRILL LYNCH PREFERRED FUNDING V, L.P.

                                  By:  MERRILL LYNCH & CO., INC.,
                                       as General Partner



                                  By:    /s/  Theresa Lang
                                       ---------------------------------
                                       Name:  Theresa Lang
                                       Title: Senior Vice President
                                              and Treasurer



                                  MERRILL LYNCH & CO., INC.,



                                  By:    /s/  Theresa Lang
                                       ---------------------------------
                                       Name:  Theresa Lang
                                       Title: Senior Vice President
                                              and Treasurer